UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT REVOCATION STATEMENT

SCHEDULE 14A INFORMATION

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Wet Seal, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THE WET SEAL, INC. CONTINUES TO URGE SHAREHOLDERS TO REJECT CLINTON GROUP’S EFFORTS TO REPLACE EXPERIENCED BOARD MEMBERS WITH HAND-PICKED NOMINEES

FOOTHILL RANCH, CA, October 3, 2012 (BUSINESS WIRE) – The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, reiterated today that it continues to urge its shareholders to reject efforts by Clinton Group to replace the company’s current experienced Directors with Clinton Group’s hand-picked nominees who lack relevant experience.

“We believe that maintaining a degree of stability and continuity on our Board is critical as we approach the holiday season,” said Hal Kahn, Chairman of the Board of Wet Seal. “It is not in the best interests of the company and our shareholders to have an almost complete turnover of the Board on the eve of the fourth quarter. It would be extremely disruptive to our employees, customers and suppliers at a time when we are in the midst of implementing a return to our fast fashion strategy and beginning to gain traction in improving our performance.”

Mr. Kahn added, “Therefore, we strongly urge our shareholders to revoke or withhold their consent to allow Clinton Group to replace six of the seven current members of our Board, including our two recently added members, with five of their own candidates who have no experience with Wet Seal or fast fashion.”

Shareholders can reject Clinton Group’s efforts to replace experienced members of the Board with their hand-picked nominees by refusing to sign the white proxy or, alternatively, voting the BLUE proxy and ensuring that it is received by The Wet Seal as soon as possible.

If shareholders have any questions or need assistance in voting their shares, they should contact The Wet Seal’s proxy solicitor, MacKenzie Partners, Inc., at 212-929-5500.

* * * * *

About The Wet Seal, Inc.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of August 25, 2012, the Company operated a total of 551 stores in 47 states and Puerto Rico, including 469 Wet Seal stores and 82 Arden B stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com.

For more company information, visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the intent, belief, plans or expectations of The Wet Seal, Inc. (the “Company”) or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Other Disclosures

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from stockholders in connection with the consent solicitation by Clinton Group, Inc. The Company has filed a definitive consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s Directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Consent Revocation Statement filed with the SEC. This document is available free of charge at the SEC’s website at www.sec.gov.

The Company has mailed the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the consent solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at www.sec.gov.

CONTACTS:

The Wet Seal, Inc.:

Steve Benrubi/Ken Seipel

949-699-3947/949-699-4877

Media:

RLM Finsbury

Steven Goldberg/Kate Foley

646-805-2027/646-805-2052

Analysts/Investors:

MacKenzie Partners, Inc.

Dan Burch/Charlie Koons

212-929-5748/212-929-5708

# # #